                                                                      EXHIBIT 21


                   SUBSIDIARIES OF THE SPORTSMAN'S GUIDE, INC.


                                                             State of
    Name                                                 Incorporation
    ----                                                 -------------

GuideOutdoors.com Inc.                                      Delaware